SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15D OF
THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 9, 2003

METROCORP BANCSHARES, INC. (Exact name of registrant as specified in its charter)

Texas	0-25141	76-0579161
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 Bellaire Blvd., Suite 252 Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 776-3876

Item 5. Other Events

        On July 9, 2003, MetroCorp Bancshares, Inc. (the “Company”) publicly disseminated a press release announcing that the Company made an additional provision to its allowance for loan losses for June 2003 due to increased loan charge-offs during the month. The purpose of this Current Report on Form 8-K is to file as an exhibit a copy of the Company’s press release dated July 9, 2003 announcing such event.

Item 7. Financial Statements and Exhibits.

        Exhibits.    The following materials are filed as exhibits to this Current Report on Form 8-K:

        99.1 -         Press Release issued by MetroCorp Bancshares, Inc. dated July 9, 2003.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.

Dated: July 9, 2003	By	/s/ Allen D. Brown

Allen D. Brown President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by MetroCorp Bancshares, Inc. dated July 9, 2003.